New York Mortgage Trust, Inc. 2023 First Quarter Financial Summary

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and the risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. First quarter 2023 Financial Tables and related information can be viewed in the Company’s press release dated May 3, 2023 posted on the Company’s website at http:// www.nymtrust.com under the “Investors — Events & Presentations” section. See Glossary and End Notes in the Appendix. 2

Management Update “Historic fed rate increases have shifted the liquidity landscape, with the impact on full display after long-term fixed rate asset pricing deteriorated at regional banks. Consequently, liquidity is being redefined as simply free cash. With the market also reassessing credit risk against a weakening economy, we believe the market has entered the end stage of this growth cycle. With these trends, we expect to see more attractive entry points that will decrease the opportunity cost of holding cash. We believe a patient approach to meaningful capital redeployment from our short duration portfolio will provide significant long-term value over a multiple year period. In this new investment paradigm, we see material advantages to invest with permanent capital and leverage our asset management capability to unlock value." — Jason Serrano, Chief Executive Officer To Our Stockholders 3

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 4

Company Overview 5

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long- term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 3/31/2023 75 professionals in New York, Los Angeles, and Charlotte Focus on utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $3.8B Total Investment Portfolio / $1.3B Market Capitalization Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Cash and Other 61% 36% 3% See Glossary and End Notes in the Appendix. 6

Market Update See Glossary and End Notes in the Appendix. 7 Full Yield Curve Inversion: • Tight monetary policy and yield curve inversion came before every recession since 1957 (10 in total) • The entire yield curve has been inverted for 6+ months • The 3- and 5-month yield curve inversion is now past the historical period of when a recession is typically triggered. U.S. Housing is likely to outperform in a downturn: • 40% home price appreciation from Q2 2020 to Q2 2022 provides historic equity build up • Unlike 2007, dominant production of 30-year fixed rate mortgages contain no payment shock to homeowners • Unlike 2007, homeowner incentive to sell or "walk away" will likely increase their cost of living in today's market 0 2.5 5 7.5 10 12.5 15 April 2023 April 2023 April 2023 April 2023 April 2023 0.5 months overdue 1.3 months away 2.2 months overdue 1.2 months away 3.4 months away Average months of yield curve inversion before recession (Since 1957) Recession Trigger Date 3 mo. | 10yr. Inversion 2 mo. | 10yr. Inversion 5 mo. | 10yr. Inversion 3 mo. | 30yr. Inversion 2 mo. | 30yr. Inversion Months

Strategy Update

Focused on long-term value in a downturn

	1H 2022	Q3 2022	Q4 2022	Q1 2023	2H 2023
Market Outlook	Par + / Efficient Financing	Discount / Inefficient Financing	Dislocated Market with Wide Bid/Ask Spreads	Inefficient Financing / Patient Sellers	Deep Discount / No Additional Financing Required
Investment Approach	Selective	Paused	Cautious	Cautious	Aggressive

Reduced portfolio by ~20%

Market seismic shift began in early Q2 2022:

- Unprecedented quantitative easing in 2020 ended with inflationary pressure requiring fed rate hikes
- In 2H 2022, NYMT sharply reduced investment portfolio by pausing redeployment of prepayments / redemptions
- Market's reaction to a stalling economy is still in progress but closer to end stage
- Forecasts demonstrate catalysts for new opportunities in late 2H 2023

Company Objective:

- Prudent capital management to protect book value
- Continue winding down short-dated portfolio with low leverage
- Maintain elevated levels of liquidity

Timing:

- We believe a patient approach to capitalize on market dislocation will provide significant long-term value
- A key element to opportunity is seeing the market roll-over from primary to secondary market

Execution:

- Unlock value though experienced asset management capability

NYMT

8

Balance Sheet Structured for Growth

Portfolio Management Strategy

- In 2023, opportunity cost of capital likely greater than any period since the Great Financial Recession.
  - Portfolio construction designed to lower portfolio size through organic run-off
- Stay active in markets where sourcing channels provide a competitive advantage to adding attractive risk-adjusted returns
- Underwrite opportunity in likely troubled spots to determine size and quality of opportunity
- Provide solutions to the market for distressed asset management oversight
- Maintain high level of borrowing capacity- **$1.4 billion** for current warehouse facilities

NYMT Investment Portfolio Size
(Dollar amounts in billions)



$4.1
$4.6
$4.2
$3.8
$3.8
$2.7
$2.9
$2.7
$2.6
$2.7
$1.4
$1.7
$1.5
$1.2
$1.1
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
BPL Bridge
Other Investments
Total

Reserve for Excess Liquidity
(Dollar amounts in millions)



$216
$276
$60
$552
Available Cash
Financing of Unencumbered Assets
Additional Financing of Under-Levered Assets
Total Deployment Availability
% Market Capitalization
16%
21%
5%
42%

NYMT Interest Income
(Dollar amounts in millions)



$58.5
$68.0
$68.9
$62.9
$57.1
$34.9
$36.7
$36.7
$36.0
$35.8
$23.6
$31.3
$32.2
$26.9
$21.3
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
BPL Bridge
Other Investments
Total

NYMT

9

Key Developments *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Earnings per share (basic) of $0.12, Comprehensive earnings per share of $0.12 ◦ Undepreciated earnings per share of $0.14* ◦ Book value per share of $12.95 ◦ Adjusted book value per share of $15.41* (-3.0% change QoQ) ◦ 0.6% Quarterly Economic Return ◦ (0.5)% Quarterly Economic Return on Adjusted Book Value* Stockholder Value ◦ Declared first quarter common stock dividend of $0.40 per share ◦ Common stock dividend yield of 16.1% (share price as of 3/31/2023) ◦ Annual 2023 G&A expense ratio of 2.9% ◦ Upsized common stock repurchase program to $246 million and authorized a $100 million preferred stock repurchase program ◦ Repurchased 377,508 shares of common stock at average repurchase price of $9.56 per share and 19,177 shares of Series G Preferred Stock at an average repurchase price of $16.64 per preferred share Liquidity / Financing ◦ Investment portfolio acquisitions of $219 million ◦ Repurchased $60 million of debt issued through our securitizations at a discount ◦ Executed PSAs for the sale of two multi-family properties held by joint ventures representing a total NYMT investment amount of $23.7 million ◦ Company Recourse Leverage Ratio of 0.4x ◦ Portfolio Recourse Leverage Ratio of 0.3x ◦ $216 million of available cash as of March 31, 2023 Investing Activity Subsequent Events ◦ Executed LOIs for the sale of four multi-family properties held by joint ventures representing a total NYMT investment amount of $38.4 million See Glossary and End Notes in the Appendix. 10

Financial Summary 11

Company Portfolio 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Financial Snapshot Earnings & Book Value 0.3 x 2.18%2.45% 2.80% 3.60% 3.34% 6.49% 6.57% 6.80%6.69% 6.66% Undepreciated earnings driven by unrealized fair value changes Investment Portfolio Financing & Liquidity Dividend Per Share $0.40 $0.40 4Q 2022 1Q 2023 $15.89 $15.41 4Q 2022 1Q 2023 $(0.50) $0.14 4Q 2022 1Q 2023 Available Cash (in millions) Investment Allocation SF Credit 59% SF 81.6% MF 17.7% Other 0.7% Recourse Leverage Ratio $270 $369 $337 $224 $216 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 6.49% 6.57% 6.80% 6.69% 6.66% $0.39 $0.41 $0.32 $0.24 $0.20 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Net Interest Income - EPS ContributionTotal Portfolio Size (in billions) 16.06% Dividend Yield Q1'23 Economic Return on Adjusted Book Value*: (0.50)% See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. $4.1 $4.6 $4.2 $3.8 $3.8 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 0.3x 0.7x 0.6x 0.5x 0.4x 0.3x 0.5x 0.4x0.4x 0.3x 12 Undepreciated Earnings (Loss) Per Share*Adjusted Book Value Per Share*

NYMT Continues to Enhance Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 0.6x 0.4x 0.3x0.3x0.4x $1,322 $1,150 $1,498 $686 $698 $596 $292 $539 $941 $1,112 Quarterly Portfolio Financing Exposure (Dollar amounts in millions) See Glossary and End Notes in the Appendix. Corporate Debt Maturities (dollar amounts in millions) 20% MTM Borrowings 80% Non-MTM Borrowings Portfolio and Corporate Debt $100 $45 13 $698 $941 $596 $292 $472 $229 $756 $621 $447 $317 $1,150 $1,112 $1,322 $1,498 $1,416 $846 $394 $343 $335 $353 $270 $369 $337 $224 $216 MTM Repo Non-MTM Repo Securitization Financing Unencumbered Residential Loans and Securities Available Cash 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Sub Debentures MTM Repurchase Agreements Sr. Unsec. Notes Non-MTM Repurchase AgreementsSecuritization Debt

See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial calculation. See Glossary and End Notes in the Appendix for reconciliation to GAAP. Balance Sheet Summary Portfolio Positioning Joint Venture Equity $373 RPL $618 Performing Loans $561 CMBS $31 16% Non-Agency RMBS $253 Mezzanine Lending $261 Si ng le -F am ily BPL Rental $292 SFR $162 Portfolio Assets Portfolio and Corporate Debt M ul ti- Fa m ily (dollar amounts in millions) Other Investments $25 Available Cash $216 14% 7% 6% 4% 9% 7% Lower duration portfolio returns capital faster to reinvest in higher yielding opportunities Focus on re- cycling into high yielding, low- levered loan product Available cash covers 46% of mark-to-market debt 60% Securitization Debt $1,416 | (3.58% WAR) 20% Sr Unsec. Notes $100 | (5.75% WAR)4% 2% Sub Debentures $45 | (8.84% WAR) 1 One bond issue outstanding - Due 2026 Two Trust Preferred outstanding – Due 2035 Non-MTM Repurchase Agreements $317 (7.45% WAR) MTM Repurchase Agreements $472 | (6.49% WAR) 14% 2 WAR represents the weighted average interest rate as of March 31, 2023 27%BPL Bridge $1,074 5% 1%3 1 2 1% 14 Agency RMBS $107 3%

Market & Strategy Update 15

$715 $682 $93 $75 $86 $157 $57 $45 $60 $106 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 NYMT Investment Strategy Strategy For Sustainable Earnings Growth Near-Term Portfolio Strategy • Focus on opportunistically acquiring assets with less price sensitivity to credit deterioration (e.g., shorter duration, significant discount to par pricing or minimal credit risk). • Increase asset management of existing portfolio to ensure timely resolutions and minimize losses in a more challenging credit cycle. • Preserve capital and leverage for future opportunities. Paradigm Shift / Strategy Shift • Towards the end of Q2 2022, NYMT significantly curtailed investment pipeline in all core strategies, as the period of excess liquidity afforded by efficient financing was disrupted. Portfolio Acquisitions (Dollar amounts in millions) Performing LoansBPL - Bridge/ Rental MF Loans/JV Securities, SFR & Other $985 $890 $106 $119 $219 Investment Activity Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Acquisitions $ 984.6 $ 890.2 $ 118.6 $ 106.0 $ 219.2 Sales (24.7) — (36.2) (24.8) (0.2) Prepayments and Redemptions (315.1) (304.4) (357.9) (435.3) (289.4) Net Investment Activity $ 644.8 $ 585.8 $ (275.5) $ (354.1) $ (70.4) $8 $10 $8 $2 $4 $25 See Glossary and End Notes in the Appendix. $24 $3 $68 $91 16

Single-Family

Portfolio Overview

Dollar amounts in millions

								Total Investment Portfolio 82%	**Total Capital 61%**			

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Portfolio Recourse Leverage Ratio	Total Portfolio Leverage Ratio	Key Characteristics: Avg. FICO	Key Characteristics: Avg. LTV	Key Characteristics: Avg. Coupon	Current Environment
BPL - Bridge	• Bridge loans • Bridge w/ Rehab loans	35%	$1,074	40%	$422	0.5x	1.8x	732	65%	8.55%	- Market loan origination volumes have dropped off meaningfully in 2023 with stricter loan qualification.
BPL - Rental	• DSCR	10%	$292	6%	$64	0.0x	3.6x	748	69%	5.07%	- Insurance companies have been a large demand source and have kept new origination coupons high with securitization sale options mainly unavailable.
Performing Loan	• S&D • Other	18%	$561	12%	$123	1.5x	3.7x	716	64%	3.90%	- Larger S&D pools are trading well with new RPL buyers. However, liquidations from regional banks and origination arms are likely to create a more attractive opportunity in 2H 2023.
RPL	• Seasoned re-performing and non-performing mortgage loans	20%	$618	7%	$70	0.5x	8.3x	632	61%	4.97%	- Seasoned RPL loans with lower LTVs are difficult to source at a double digit levered return. Demand for the asset is elevated given downside equity protection and stable duration profiles.
Agency RMBS	• Agency	3%	$107	2%	$21	4.5x	4.5x	752	87%	5.50%	- Agency spreads remain close to multi-year wide levels, as supply from FDIC sales and lower expected bank demand for the asset class weighs on the sector. NYMT is selectively deploying capital in Agency RMBS.
Non-Agency RMBS	• Non-Agency (includes Consolidated SLST securities - $189MM)	8%	$253	19%	$203	0.2x	0.2x	699	68%	4.51%	- Securitization issuance remains low as financing costs are high and origination volumes remain low. - Execution has recently improved due to lower rates, but equity-type returns are only available through short-term repo financing.

See Glossary and End Notes in the Appendix.

17

NYMT

Single-Family

Business Purpose Loan-Bridge Strategy

NYMT Focus

Strategy & Initiatives

- Opportunistically deploying capital targeting the following:
    - Experienced borrowers
    - Markets with positive demographic trends
    - Low LTV
    - Low rehab requirements
- Focus on asset management and continued paydown of portfolio.

Expertise & Background

- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.

NYMT Differentiation

- Source BPLs through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We seek to differentiate ourselves through a combination of process efficiency, prudent credit underwriting and competitive loan pricing to stay active in the BPL sector. We leverage technology to optimize loan trading and other operational activity.

Loan Count:	UPB ($MM):
1,698	$1,099

Loan Key Characteristics			
Avg. FICO	Avg. Coupon	Avg. LTARV	Avg. LTC
732	8.55%	65%	70%

Borrower Experience	DQ 60+	Maturity (months)
11.9 projects	19%	15.7

Distribution of Project Rehab Costs



% of BPL Portfolio
27%
16%
15%
10%
4%
6%
22%
—%
>0%-15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%
% of Initial Cost

See Glossary and End Notes in the Appendix.

18

NYMT

Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 18% | **Total Capital 36%**

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Key Characteristics: Avg. DSCR	Key Characteristics: Avg. LTV	Key Characteristics: Avg. Coupon/ Target IRR	Current Environment
Mezzanine Lending	Preferred equity and mezzanine direct originations	39%	$261	42%	$261	1.39x	79%	12.13%	- Agencies remain the primary lender in the multi-family sector. - Agency advance rates remain low, leading to increased opportunities for mezzanine gap financing at attractive attachment points. - Market volatility is creating some constraints in closing transactions due to movement of purchase price or senior debt sizing during negotiations.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner [(1)]	56%	$373	53%	$329	1.17x	82%	13 - 17%	- U.S. multi-family property sale volume trailed off in the first quarter. - Refinancing of senior debt and recapitalization of existing equity positions will drive the market in the coming quarters.

1. Includes JV transaction with combined mezzanine lending and common equity of $142.8 million

See Glossary and End Notes in the Appendix.

19

NYMT

Multi-Family Asset Class-Mezzanine Lending (as of 3/31/23) Mezzanine Portfolio Characteristics Quarterly Update Property Operating Update • Portfolio Occupancy of approx. 93% • Rent Growth Rate of 8% (2021) • Rent Growth Rate of 11% (2022) • Rent Growth Rate of 3% (Q1 2023) 1. Excludes properties that are under construction. 2. Not Applicable as the underlying property is under construction. Loan Performance Update • Only one loan within the Mezzanine Lending portfolio was delinquent and expected to pay off at par. • In 2022, 32% of Mezzanine Lending investments prepaid. • After low market activity in Q1, NYMT is experiencing an increase in redemption activity with $17 million of loan payoffs subsequent to Q1 at a lifetime IRR to NYMT of 13.35% (1.39x multiple). State Count Balance % Total Coupon LTV DSCR (1) FL 5 $78.0 29.6% 12.7% 71% 1.12x TX 6 $50.2 19.0% 11.4% 84% 1.31x AL 2 $34.4 13.1% 12.3% 68% 2.34x UT 1 $20.9 7.9% 12.0% 67% N/A (2) AZ 1 $16.1 6.1% 14.0% 94% 0.95x TN 1 $13.9 5.3% 11.0% 94% 1.25x Other 9 $50.1 19.0% 11.7% 86% 1.56x Total/WA 25 $263.6 100.0% 12.1% 79% 1.39x See Glossary and End Notes in the Appendix. 20

Current Focus Utilize a Strong Balance Sheet to Capture Opportunity: • Maximize liquidity with low-cost structure to afford greater flexibility • Remain selective across the residential housing sector in anticipation of near-term market dislocation for superior total return opportunities • Invest through the strength of our asset management platform to unlock value The Company is focused on opportunities in a market undergoing a landscape change. Success in this new environment may be achieved through organic creation of liquidity, tactical asset management and prudent liability management for book value protection. 21

Quarterly Financial Information 22

Financial Results First Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 57.1 $ 0.63 Interest expense (39.3) (0.43) Net Interest Income $ 17.8 $ 0.20 Realized gains 1.1 0.01 Income from real estate 41.7 0.46 Preferred return on mezzanine lending 5.3 0.06 Other loss (9.8) (0.11) Unrealized gains 28.5 0.31 Non-Interest Income $ 66.8 $ 0.73 Total Net Interest Income & Non-Interest Income $ 84.6 $ 0.93 General & administrative expenses (12.7) (0.14) Expenses related to real estate (50.7) (0.55) Portfolio operating expenses (7.0) (0.08) Total Expenses $ (70.4) $ (0.77) Add Back: Loss attributable to non-controlling interest 6.7 0.07 Income tax expense — — Preferred stock dividends (10.5) (0.11) Gain on repurchase and retirement of preferred stock 0.1 — Net Income Attributable to Common Stockholders $ 10.5 $ 0.12 Add Back: Depreciation expense on operating real estate 2.1 0.02 Undepreciated Earnings* $ 12.6 $ 0.14 See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 23

Yields By Strategy

Quarter over Quarter Comparison

Net Interest Spread (1Q'23 vs 4Q'22)
Net Interest Spread for the first quarter was 0.41%, a decrease of 70 bps from the prior quarter primarily due to an increase in financing costs as a result of an increase in base interest rates related to our repurchase agreements. Additionally, yield on average interest earning assets decreased due to portfolio runoff of higher-yielding business purpose loans and increase in non-accrual loans in our BPL bridge portfolio.

Dollar Amounts in Thousands	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Single-Family					
Avg. Interest Earning Assets	$ 3,132,910	$ 3,360,046	$ 3,597,311	$ 3,535,569	$ 2,926,764
Avg. Interest Bearing Liabilities	$ 2,150,130	$ 2,385,831	$ 2,679,668	$ 2,498,132	$ 1,768,823
Yield on Avg. Interest Earning Assets*	6.03 %	6.31 %	6.41 %	6.37 %	6.40 %
Average Financing Cost*	(5.74)%	(5.29)%	(4.38)%	(3.21)%	(2.93)%
Single-Family Net Interest Spread*	**0.29 %**	**1.02 %**	**2.03 %**	**3.16 %**	**3.47 %**
Multi-Family					
Avg. Interest Earning Assets	$ 123,671	$ 125,890	$ 137,268	$ 137,333	$ 142,584
Avg. Interest Bearing Liabilities	$ –	$ –	$ 3,485	$ 16,591	$ 2,005
Yield on Avg. Interest Earning Assets*	11.54 %	11.17 %	9.95 %	9.49 %	9.29 %
Average Financing Cost*	– %	– %	(3.42)%	(2.65)%	(2.39)%
Multi-Family Net Interest Spread*	**11.54 %**	**11.17 %**	**6.53 %**	**6.84 %**	**6.90 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 1,806	$ 1,901	$ 9,706	$ 21,177	$ 22,496
Avg. Interest Bearing Liabilities	$ 145,000	$ 145,000	$ 145,000	$ 145,000	$ 165,774
Yield on Avg. Interest Earning Assets*	10.63 %	13.47 %	50.61 %	43.33 %	42.46 %
Average Financing Cost*	(7.20)%	(6.81)%	(6.33)%	(5.88)%	(6.03)%
Corporate/Other Net Interest Spread*	**3.43 %**	**6.66 %**	**44.28 %**	**37.45 %**	**36.43 %**
Total					
Avg. Interest Earning Assets	$ 3,258,387	$ 3,487,837	$ 3,744,285	$ 3,694,079	$ 3,091,844
Avg. Interest Bearing Liabilities	$ 2,295,130	$ 2,530,831	$ 2,828,153	$ 2,659,723	$ 1,936,602
Yield on Avg. Interest Earning Assets*	6.24 %	6.49 %	6.66 %	6.69 %	6.80 %
Average Financing Cost*	(5.83)%	(5.38)%	(4.48)%	(3.35)%	(3.20)%
Net Interest Spread*	**0.41 %**	**1.11%**	**2.18%**	**3.34%**	**3.60%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

24
NYMT

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (1Q'23 vs 4Q'22)
Adjusted Net Interest Income decreased in the first quarter as compared to the previous quarter due to a decrease in adjusted interest income attributable to BPL bridge portfolio runoff partially offset by a decrease in adjusted interest expense due to a decrease in weighted average liability balances.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Single-Family					
Adjusted Interest Income*	$ 47,204	$ 53,022	$ 57,667	$ 56,260	$ 46,823
Adjusted Interest Expense*	(30,444)	(31,815)	(29,610)	(20,264)	(12,975)
Single-Family Adjusted Net Interest Income*	**$ 16,760**	**$ 21,207**	**$ 28,057**	**$ 35,996**	**$ 33,848**
Multi-Family					
Interest Income	$ 3,569	$ 3,514	$ 3,414	$ 3,258	$ 3,312
Interest Expense	–	–	(30)	(111)	(12)
Multi-Family Net Interest Income	**$ 3,569**	**$ 3,514**	**$ 3,384**	**$ 3,147**	**$ 3,300**
Corporate/Other					
Interest Income	$ 48	$ 64	$ 1,228	$ 2,294	$ 2,388
Interest Expense	(2,576)	(2,488)	(2,312)	(2,157)	(2,500)
Corporate/Other Net Interest Income	**$ (2,528)**	**$ (2,424)**	**$ (1,084)**	**$ 137**	**$ (112)**
Total Adjusted Interest Income*	$ 50,821	$ 56,600	$ 62,309	$ 61,812	$ 52,523
Total Adjusted Interest Expense*	(33,020)	(34,303)	(31,952)	(22,532)	(15,487)
Total Adjusted Net Interest Income*	**$ 17,801**	**$ 22,297**	**$ 30,357**	**$ 39,280**	**$ 37,036**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Non-Interest Income (Loss)

Quarter over Quarter Comparison

Realized Gains (Losses), Net (1Q'23 vs 4Q'22)
Net realized gains on residential loans are primarily a result of loan prepayment activity during the quarter.

Dollar Amounts in Thousands		1Q'23		4Q'22		3Q'22		2Q'22		1Q'22
Residential loans	$	1,081	$	789	$	1,673	$	2,386	$	3,432
Investment securities and derivatives		–		(28)		18,922		–		374
Total Realized Gains, net	**$**	**1,081**	**$**	**761**	**$**	**20,595**	**$**	**2,386**	**$**	**3,806**

Unrealized Gains (Losses), Net (1Q'23 vs 4Q'22)
Unrealized gains recognized in the first quarter can be attributed to yield tightening that impacted the pricing of our credit assets, particularly our residential loans and first loss subordinated securities we own in Consolidated SLST, partially offset by unrealized losses on our derivative instruments.

Dollar Amounts in Thousands		1Q'23		4Q'22		3Q'22		2Q'22		1Q'22
Residential loans	$	29,247	$	(37,136)	$	(124,275)	$	(64,961)	$	(63,299)
Consolidated SLST		2,299		(4,923)		(7,925)		(4,275)		(15,279)
Preferred equity and mezzanine loan investments		452		279		(2,509)		12		(455)
Investment securities and derivatives		(3,509)		108		6,653		1,530		(4,626)
Total Unrealized Gains (Losses), net	**$**	**28,489**	**$**	**(41,672)**	**$**	**(128,056)**	**$**	**(67,694)**	**$**	**(83,659)**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Non-Interest Income (Loss)

Quarter over Quarter Comparison

Income (Loss) from Equity Investments (1Q'23 vs 4Q'22)
The increase in income from equity investments in the first quarter is primarily related to unrealized gains on unconsolidated joint venture equity investments and preferred equity investments partially offset by unrealized loss recognized on an equity investment in an entity that originates residential loans.

Dollar Amounts in Thousands	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Preferred return on preferred equity investments accounted for as equity	$ 5,313	$ 5,260	$ 5,651	$ 5,703	$ 5,662
Unrealized gains (losses), net on preferred equity investments accounted for as equity	638	151	(4,195)	326	113
Income (loss) from unconsolidated joint venture equity investments in multi-family properties	1,060	(925)	(1,054)	299	250
(Loss) income from entities that invest in or originate residential properties and loans	(2,500)	(468)	(3,500)	1,772	28
Total Income (Loss) from Equity Investments	**$ 4,511**	**$ 4,018**	**$ (3,098)**	**$ 8,100**	**$ 6,053**

Other (Loss) Income (1Q'23 vs 4Q'22)
The decrease in other income in the first quarter is primarily related to impairment loss recognized on two multi-family real estate assets in disposal group held for sale, partially offset by gain on extinguishment of residential loan securitization CDOs repurchased in the first quarter.

Dollar Amounts in Thousands	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Preferred equity and mezzanine loan premiums resulting from early redemption	$ –	$ 111	$ 1,356	$ 980	$ 1,503
Gain on sale of real estate held for sale	–	–	16,759	4	370
Impairment on real estate, net	(10,275)	(2,449)	–	–	–
Miscellaneous	1,275	3,349	(5,368)	121	(446)
Total Other (Loss) Income	**$ (9,000)**	**$ 1,011**	**$ 12,747**	**$ 1,105**	**$ 1,427**

See Glossary and End Notes in the Appendix.

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Net (Loss) Income from Real Estate

Quarter over Quarter Comparison

Net (Loss) Income from Real Estate (1Q'23 vs 4Q'22)
The increase in net loss from real estate during the quarter was primarily due to impairment loss recognized on two multi-family real estate assets in disposal group held for sale.

Dollar Amounts in Thousands	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Income from real estate	$ 41,746	$ 39,414	$ 40,784	$ 35,870	$ 25,589
Expenses related to real estate:					
Interest expense, mortgages payable on real estate	(22,478)	(19,566)	(16,136)	(13,151)	(7,157)
Depreciation expense on operating real estate [1]	(6,039)	(5,910)	(16,025)	(15,132)	(10,111)
Amortization of lease intangibles related to operating real estate [1]	–	–	(16,908)	(37,262)	(25,475)
Other expenses	(22,180)	(20,884)	(20,750)	(18,365)	(12,403)
Total expenses related to real estate	(50,697)	(46,360)	(69,819)	(83,910)	(55,146)
Other (loss) gain	(11,573)	(162)	41,213	4	(233)
Net (Loss) Income from Real Estate	**$ (20,524)**	**$ (7,108)**	**$ 12,178**	**$ (48,036)**	**$ (29,790)**
Net loss attributable to non-controlling interest	6,701	5,635	2,617	18,922	14,869
Net (Loss) Income from Real Estate Attributable to the Company	**$ (13,823)**	**$ (1,473)**	**$ 14,795**	**$ (29,114)**	**$ (14,921)**

1. See *Slide 37* for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company.

See Glossary and End Notes in the Appendix.

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Expense Analysis Quarter over Quarter Comparison General and Administrative Expenses (1Q’23 vs 4Q’22) Quarterly general and administrative expenses decreased primarily due to a decrease in stock-based compensation expense. Portfolio Operating Expenses (1Q’23 vs 4Q’22) Portfolio operating expenses decreased primarily due to residential loan portfolio runoff. Dollar Amounts in Thousands 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 Salaries, benefits and directors' compensation $ 9,367 $ 9,955 $ 8,916 $ 10,020 $ 10,798 Other general and administrative expenses 3,316 3,342 2,694 3,155 3,560 Total General and Administrative Expenses $ 12,683 $ 13,297 $ 11,610 $ 13,175 $ 14,358 Dollar Amounts in Thousands 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 Portfolio Operating Expenses $ 7,070 $ 8,585 $ 10,124 $ 12,690 $ 9,489 See Glossary and End Notes in the Appendix. 29

Other Comprehensive Income (Loss) Dollar Amounts in Thousands 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 10,521 $ (48,076) $ (125,770) $ (82,389) $ (84,343) OTHER COMPREHENSIVE INCOME (LOSS) Increase (decrease) in fair value of investment securities available for sale 591 83 (1,109) (535) (2,188) TOTAL OTHER COMPREHENSIVE INCOME (LOSS) 591 83 (1,109) (535) (2,188) COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 11,112 $ (47,993) $ (126,879) $ (82,924) $ (86,531) See Glossary and End Notes in the Appendix. 30

Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended March 31, 2023. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 1,210,091 91,194 $ 13.27 Common stock issuance, net 50 364 Common stock repurchase (3,610) (378) Repurchase and retirement of preferred stock 18 — Balance after share activity 1,206,549 91,180 13.22 Dividends and dividend equivalents declared (36,800) (0.40) Net change in accumulated other comprehensive income (loss): Investment securities available for sale 591 0.01 Net income attributable to Company's common stockholders 10,521 0.12 Ending Balance, GAAP Book Value $ 1,180,861 91,180 $ 12.95 Add: Cumulative depreciation expense on operating real estate (1) 33,553 0.37 Cumulative amortization of lease intangibles related to operating real estate (1) 59,844 0.66 Adjustment of redeemable non-controlling interest to estimated redemption value 44,237 0.48 Adjustment of amortized cost liabilities to fair value 86,978 0.95 Ending Balance, Adjusted Book Value* $ 1,405,473 91,180 $ 15.41 Quarter Ended March 31, 2023 1. Represents life to date adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to operating real estate, net held as of the end of the period presented. See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 31

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + Dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + Dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	1Q'23	2022	2021	2020
Book Value per share				
Beginning	$ 13.27	$ 18.81	$ 18.84	$ 23.12
Ending	$ 12.95	$ 13.27	$ 18.81	$ 18.84
Change in Book Value per share	**$ (0.32)**	**$ (5.54)**	**$ (0.03)**	**$ (4.28)**
Dividends				
Q1	$ 0.40	$ 0.40	$ 0.40	$ –
Q2		0.40	0.40	0.20
Q3		0.40	0.40	0.30
Q4		0.40	0.40	0.40
Total	**$ 0.40**	**$ 1.60**	**$ 1.60**	**$ 0.90**
Economic Return	**0.6 %**	**(20.9)%**	**8.3 %**	**(14.6)%**
Adjusted Book Value per share*				
Beginning	$ 15.89	$ 18.89	$ 18.82	$ 23.08
Ending	$ 15.41	$ 15.89	$ 18.89	$ 18.82
Change in Adjusted Book Value per share	**$ (0.48)**	**$ (3.00)**	**$ 0.07**	**$ (4.26)**
Economic Return on Adjusted Book Value*	**(0.5)%**	**(7.4)%**	**8.7 %**	**(14.5)%**

Total Rate of Return:
Change in Stock Price for the period + Dividend per share declared for the period, divided by the beginning period Stock Price.

	1Q'23	2022	2021	2020
Stock Price				
Beginning	$ 10.24	$ 14.88	$ 14.76	$ 24.92
Ending	$ 9.96	$ 10.24	$ 14.88	$ 14.76
Change in Stock Price	**$ (0.28)**	**$ (4.64)**	**$ 0.12**	**$ (10.16)**
Total Rate of Return	**1.2 %**	**(20.4)%**	**11.7 %**	**(37.2)%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix 33

Non-GAAP Financial Measures Adjusted Net Interest Income and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated by reducing our GAAP interest income by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated by reducing our GAAP interest expense by the interest expense recognized on Consolidated SLST CDOs • Adjusted Net Interest Income – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP by only including the interest income earned by the Consolidated SLST securities that are actually owned by the Company, as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income to Adjusted Net Interest Income for our single-family portfolio and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 34

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 Single-Family GAAP interest income $ 53,519 $ 59,370 $ 64,278 $ 62,468 $ 52,801 GAAP interest expense (36,759) (38,163) (36,221) (26,472) (18,953) GAAP total net interest income $ 16,760 $ 21,207 $ 28,057 $ 35,996 $ 33,848 GAAP interest income $ 53,519 $ 59,370 $ 64,278 $ 62,468 $ 52,801 Remove interest expense from: Consolidated SLST CDOs (6,315) (6,348) (6,611) (6,208) (5,978) Adjusted Interest Income $ 47,204 $ 53,022 $ 57,667 $ 56,260 $ 46,823 GAAP interest expense $ (36,759) $ (38,163) $ (36,221) $ (26,472) $ (18,953) Remove interest expense from: Consolidated SLST CDOs 6,315 6,348 6,611 6,208 5,978 Adjusted Interest Expense $ (30,444) $ (31,815) $ (29,610) $ (20,264) $ (12,975) Adjusted Net Interest Income (1) $ 16,760 $ 21,207 $ 28,057 $ 35,996 $ 33,848 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 35

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 1Q'22 4Q'22 3Q'22 2Q'22 1Q'22 GAAP interest income $ 57,136 $ 62,948 $ 68,920 $ 68,020 $ 58,501 GAAP interest expense (39,335) (40,651) (38,563) (28,740) (21,465) GAAP total net interest income $ 17,801 $ 22,297 $ 30,357 $ 39,280 $ 37,036 GAAP interest income $ 57,136 $ 62,948 $ 68,920 $ 68,020 $ 58,501 Remove interest expense from: Consolidated SLST CDOs (6,315) (6,348) (6,611) (6,208) (5,978) Adjusted Interest Income $ 50,821 $ 56,600 $ 62,309 $ 61,812 $ 52,523 GAAP interest expense $ (39,335) $ (40,651) $ (38,563) $ (28,740) $ (21,465) Remove interest expense from: Consolidated SLST CDOs 6,315 6,348 6,611 6,208 5,978 Adjusted Interest Expense $ (33,020) $ (34,303) $ (31,952) $ (22,532) $ (15,487) Adjusted Net Interest Income (1) $ 17,801 $ 22,297 $ 30,357 $ 39,280 $ 37,036 See Glossary and End Notes in the Appendix. 36

Non-GAAP Financial Measures

Undepreciated Earnings (Loss)

Undepreciated Earnings (Loss) is a supplemental non-GAAP financial measure defined as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated Earnings (Loss) provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated Earnings (Loss) enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net income (loss) attributable to Company's common stockholders to Undepreciated Earnings (Loss) for the periods indicated is presented below:

Dollar Amounts in Thousands (except per share data)	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Net income (loss) attributable to Company's common stockholders	$ 10,521	$ (48,076)	$ (125,770)	$ (82,389)	$ (84,343)
Add:					
Depreciation expense on operating real estate	2,120	1,960	11,104	10,309	6,159
Amortization of lease intangibles related to operating real estate	–	–	13,193	22,910	13,979
Undepreciated Earnings (Loss)	**$ 12,641**	**$ (46,116)**	**$ (101,473)**	**$ (49,170)**	**$ (64,205)**
Weighted average shares outstanding - basic	91,314	92,548	94,269	95,300	95,199
Undepreciated Earnings (Loss) per common share	**$ 0.14**	**$ (0.50)**	**$ (1.08)**	**$ (0.52)**	**$ (0.67)**

See Glossary and End Notes in the Appendix.

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Non-GAAP Financial Measures Adjusted Book Value Per Common Share Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we discontinued disclosure of undepreciated book value per common share and instead present Adjusted Book Value per common share, also a non- GAAP financial measure. When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non-GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and Adjusted Book Value per common share to that of our peers. Accordingly, we calculate Adjusted Book Value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period, (ii) exclude the adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of non-cash depreciation and amortization expenses, Adjusted Book Value reflects the value of our single- family rental properties and joint venture equity investments at their undepreciated basis. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs, which valuation is performed once a year by obtaining third party valuations in accordance with underlying agreements. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to our real estate assets and reflects our joint venture equity investments at their undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. 38

Non-GAAP Financial Measures Reconciliation of Adjusted Book Value Per Common Share Dollar Amounts in Thousands (except per share data) 1Q'23 4Q'22 3Q'22 2Q'22 1Q'22 Company's stockholders' equity $ 1,737,506 $ 1,767,216 $ 1,917,506 $ 2,092,991 $ 2,217,618 Preferred stock liquidation preference (556,645) (557,125) (557,125) (557,125) (557,125) GAAP Book Value 1,180,861 1,210,091 1,360,381 1,535,866 1,660,493 Add: Cumulative depreciation expense on operating real estate 33,553 31,433 29,473 20,081 9,772 Cumulative amortization of lease intangibles related to operating real estate 59,844 59,844 59,844 48,213 25,303 Adjustment of redeemable non-controlling interest to estimated redemption value 44,237 44,237 — — — Adjustment of amortized cost liabilities to fair value 86,978 103,066 104,518 70,028 33,603 Adjusted Book Value $ 1,405,473 $ 1,448,671 $ 1,554,216 $ 1,674,188 $ 1,729,171 Common shares outstanding 91,180 91,194 93,288 94,662 95,312 GAAP book value per common share $ 12.95 $ 13.27 $ 14.58 $ 16.22 $ 17.42 Adjusted Book Value per common share $ 15.41 $ 15.89 $ 16.66 $ 17.69 $ 18.14 See Glossary and End Notes in the Appendix. 39

Glossary The following defines certain of the commonly used terms in this presentation: "ABS" refers to asset-backed securities; "Adjusted Book Value" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Financing Cost" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization CDOs, senior unsecured notes, subordinated debentures and convertible notes and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; 40

Glossary "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LOI" refers to letter of intent; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "PSA" refers to purchase and sale agreement; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "ROE" refers to return on equity; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Earnings (Loss)" has the meaning set forth in "Non-GAAP Financial Measures—Undepreciated Earnings (Loss)"; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WAR" refers to weighted average interest rate as of the end of the period; and "Yield on Average Interest Earning Assets" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread". 41

End Notes Slide 1 − Image(s) used under license from Powerpoint Stock Images. Slide 3 − Image(s) used under license from Powerpoint Stock Images. Slide 4 − Image(s) used under license from Powerpoint Stock Images. Slide 5 − Image(s) used under license from Powerpoint Stock Images. Slide 6 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 − Average months of yield curve inversion before recession data sourced from BofA Global Research report dated April 27, 2023. − Home price appreciation from Q2 2020 to Q2 2022 sourced from Bloomberg. − Case Shiller YoY HPA (%) and Existing Home Supply (in months) sourced from Bloomberg. Slide 8 − Reduction of NYMT portfolio represents the change in Total Investment Portfolio carrying value from June 30, 2022 to December 31, 2022. Slide 9 − Available cash is calculated as unrestricted cash of $227.8 million less $12.0 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Financing of unencumbered assets represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans, investment securities and single-family rental properties as of March 31, 2023. − Additional financing of under-levered assets represents the estimated additional financing available for encumbered residential loans, investment securities and CDOs repurchased from residential loan securitizations under the Company's current repurchase agreements as of March 31, 2023. − % Market Capitalization is calculated as the quotient of Available Cash, Financing of Unencumbered Assets, Additional Financing of Under- Levered Assets and Total Deployment Availability and the Company's total market capitalization as of March 31, 2023. − NYMT Investment Portfolio Size amounts for the periods presented represent the investment portfolio carrying values as of March 31, 2023 (see Appendix – “Capital Allocation”). Slide 10 − Amount of repurchased debt issued through securitizations represents the par value of the securities at the time of repurchase. − Available cash as of March 31, 2023 is calculated as unrestricted cash of $227.8  million less $12.0  million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − NYMT investment amounts for multi-family properties held by joint ventures represent the Company's net equity investment in the consolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments." Slide 11 − Image(s) used under license from Powerpoint Stock Images. Slide 12 − Dividend yield calculated based on share price of the Company's common stock as of March 31, 2023. − Total Portfolio Size and Investment Allocation of the investment portfolio represent investment portfolio carrying value as of March 31, 2023 (see Appendix – “Capital Allocation”). − EPS Contribution amounts are calculated as the quotient of net interest income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 13 − Non-MTM Borrowings include residential loan CDOs, subordinated debentures, repurchase agreement financing not subject to margin calls and senior unsecured notes. MTM Borrowings include repurchase agreement financing subject to margin calls. Portfolio and Corporate Debt includes both Non-MTM and MTM Borrowings. − Amounts for Senior Unsecured and Junior Subordinated debt in the Corporate Debt Maturities table represent the outstanding note balance. 42

End Notes − MTM Repo includes repurchase agreement financing subject to margin calls. − Non-MTM Repo includes repurchase agreement financing not subject to margin calls. − Securitization Financing includes residential loan securitizations. − MTM Repo, Non-MTM Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. − Available Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties. Slide 14 − Other Investments include ABS and an equity investment in an entity that originates residential loans. − Portfolio Asset amounts for BPL Bridge, RPL, Performing Loans, BPL Rental, Non-Agency RMBS, Mezzanine Lending, CMBS, Agency RMBS and Other Investments represent the fair value of the assets as of March 31, 2023. − Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of March 31, 2023. − Joint Venture Equity Portfolio amount represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties as of March 31, 2023. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $227.8 million less $12.0 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Portfolio and Corporate Debt amounts represent the outstanding loan amount or note balance of the instruments as of March 31, 2023. − Percentage coverage of mark-to-market debt is calculated as the quotient of Available Cash and the Company's MTM repurchase agreement financings subject to margin calls as of March 31, 2023. Slide 15 − Image(s) used under license from Powerpoint Stock Images. Slide 16 − Portfolio Acquisitions represent the cost of assets acquired by the Company during the periods presented. Slide 17 − Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of March 31, 2023. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. − Asset Value represents the fair value of the assets as of March 31, 2023. − Asset Value and Net Capital for Securities include Consolidated SLST securities owned by the Company with a fair value of $189 million and other non-Agency RMBS with a fair value of $64 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. − Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. − Calculation of Portfolio Recourse Leverage Ratio and Total Portfolio Leverage Ratio for BPL and RPL strategies includes securities repurchased from residential loan securitizations. − Average FICO and Average Coupon for RPL Strategy, BPL- Bridge Strategy, BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of March 31, 2023. − Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of March 31, 2023. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge Strategy represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after- repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). 43

End Notes − Average FICO and Average LTV for Agency RMBS strategy represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral per the most recent data available in Bloomberg. Average Coupon for Agency RMBS strategy represents the weighted average coupon rate of the investment securities. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS strategy represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral of Consolidated SLST as of March 31, 2023. Slide 18 − UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of March 31, 2023. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of March 31, 2023. − Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL-Bridge strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. − DQ 60+ refers to loans greater than 60 days delinquent. − Maturity represents the weighted average months to maturity for loans held within the BPL-Bridge strategy as of March 31, 2023. − Amounts underlying the Distribution of Project Rehab Costs table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of March 31, 2023. Initial cost basis is calculated as the purchase cost for non-re-financed loans and the as-is-value for re-financed loans. Slide 19 − Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of March 31, 2023. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. − Asset Value for Mezzanine Lending investments represents the fair value of the investments. − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. − Average DSCR and Average LTV of Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV of the underlying properties, respectively, as of March 31, 2023. − Average coupon rate of Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of March 31, 2023. − Average DSCR and Average LTV for Joint Venture Equity investments represent the DSCR and LTV of the underlying property, respectively, as of March 31, 2023. − Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 20 − Rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of Mezzanine Lending investments for the periods presented. − Balance represents investment amount as of March 31, 2023. − Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. − LTV represents the weighted average combined LTV of the underlying properties as of March 31, 2023. − DSCR represents the weighted average DSCR of the underlying properties as of March 31, 2023. 44

End Notes − Rate of prepayment of Mezzanine Lending Investments calculated as the quotient of aggregate loan amounts redeemed in 2022 and the total loan amount of the Mezzanine Lending portfolio on January 1, 2022. Slide 21 − Image(s) used under license from Powerpoint Stock Image. Slide 22 − Image(s) used under license from Powerpoint Stock Image. Slide 26 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. Slide 31 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended March 31, 2023 are 91,180,096. − Common stock issuance, net includes amortization of stock based compensation. Slide 33 − Image(s) used under license from Powerpoint Stock Image. 45

Capital Allocation

At March 31, 2023 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/ Other	Total
Residential loans	$ 3,374,856	$ –	$ –	$ 3,374,856
Consolidated SLST CDOs	(638,513)	–	–	(638,513)
Multi-family loans	–	95,309	–	95,309
Investment securities available for sale	171,411	30,668	492	202,571
Equity investments	–	166,148	25,000	191,148
Equity investments in consolidated multi-family properties [2]	–	142,931	–	142,931
Equity investments in disposal group held for sale [3]	–	230,414	–	230,414
Single-family rental properties	162,435	–	–	162,435
Total investment portfolio carrying value	**$ 3,070,189**	**$ 665,470**	**$ 25,492**	**$ 3,761,151**
Repurchase agreements	$ (787,902)	$ –	$ –	$ (787,902)
Residential loan securitization CDOs	(1,390,991)	–	–	(1,390,991)
Senior unsecured notes	–	–	(97,561)	(97,561)
Subordinated debentures	–	–	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	114,427	–	216,600	331,027
Adjustment of redeemable non-controlling interest to estimated redemption value	–	(44,237)	–	(44,237)
Other	60,147	(472)	(48,656)	11,019
Net Company capital allocated	**$ 1,065,870**	**$ 620,761**	**$ 50,875**	**$ 1,737,506**
Company Recourse Leverage Ratio [5]				**0.4x**
Portfolio Recourse Leverage Ratio [6]				**0.3x**

1. The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of March 31, 2023 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $188.5 million.
2. Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."
3. Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."
4. Excludes cash and restricted cash in the amount of $24.2 million held in the Company's equity investments in consolidated multi-family properties and consolidated equity investments in disposal group held for sale. Restricted cash is included in the Company's condensed consolidated balance sheets in other assets.
5. Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $236.5 million, Consolidated SLST CDOs amounting to $638.5 million, residential loan securitization CDOs amounting to $1.4 billion and mortgages payable on real estate amounting to $397.3 million as they are non-recourse debt.
6. Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

NYMT

46

Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands Cash and cash equivalents $ 11,971 Real estate, net 543,471 Assets of disposal group held for sale 1,150,379 Other assets 9,396 Total assets $ 1,715,217 Mortgages payable on real estate, net $ 397,316 Liabilities of disposal group held for sale 896,983 Other liabilities 6,149 Total liabilities $ 1,300,448 Redeemable non-controlling interest in Consolidated VIEs $ 54,352 Less: Adjustment of redeemable non-controlling interest to estimated redemption value (44,237) Non-controlling interest in Consolidated VIEs 8,327 Non-controlling interest in disposal group held for sale 22,982 Net Equity Investment in Joint Ventures (1) $ 373,345 1. The Company's net equity investment consists of $142.9 million of net equity investments in consolidated multi-family properties and $230.4 million of net equity investments in disposal group held for sale. 47